Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

In the fourth quarter of 2014, we committed to a plan to divest of our Travelocity business. On January 23, 2015, we completed the sale of our Travelocity business in the United States and Canada. In addition, on December 16, 2014, we announced that we received a binding offer to sell lastminute.com, the European portion of our Travelocity business, which is expected to be closed in the first quarter of 2015. Our Travelocity segment will have no remaining operations once the lastminute.com transaction is completed.

The following unaudited pro forma financial information are based on our historical consolidated financial statements after giving effect to the divestiture of our Travelocity business.

The unaudited pro forma consolidated balance sheet as of September 30, 2014, has been prepared to give effect to the divestiture of the assets of the Travelocity business as if it occurred on September 30, 2014. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2014 and the years ended December 31, 2013, 2012 and 2011 have been prepared to give effect to the divestiture of the Travelocity business as if it occurred on January 1, 2011.

The unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on November 12, 2014 and from the audited consolidated financial statements for the year ended December 31, 2013 included in our prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act on April 17, 2014. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial information are for informational purposes only and are not necessarily indicative of what our financial performance and financial position would have been had the transactions been completed on the dates assumed nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period.

SABRE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(in thousands, except share amounts)

	As Reported	(a) Divestiture in Travelocity Business	Pro Forma
Assets
Current assets
Cash and cash equivalents	$157,747	$280,000	$437,747
Restricted cash	755	—	755
Accounts receivable, net	466,753	(45,784)	420,969
Prepaid expenses and other current assets	56,315	(17,966)	38,349
Current deferred income taxes	39,184	—	39,184
Other receivables, net	28,902	—	28,902
Assets of discontinued operations	9,364	—	9,364

Total current assets	759,020	216,250	975,270
Property and equipment, net	526,722	(8,226)	518,496
Investments in joint ventures	142,639	—	142,639
Goodwill	2,152,590	—	2,152,590
Trademarks and brandnames, net	307,445	(66,200)	241,245
Other intangible assets, net	261,581	—	261,581
Other assets, net	522,397	(35,822)	486,575

Total assets	$4,672,394	$106,002	$4,778,396

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$129,555	$(1,939)	$127,616
Travel supplier liabilities and related deferred revenue	107,409	(82,833)	24,576
Accrued compensation and related benefits	91,700	(4,862)	86,838
Accrued subscriber incentives	168,019	—	168,019
Deferred revenues	176,990	(2,357)	174,633
Litigation settlement liability and related deferred revenue	75,409	—	75,409
Other accrued liabilities	210,196	(37,568)	172,628
Current portion of debt	22,418	—	22,418
Liabilities of discontinued operations	23,881	—	23,881

Total current liabilities	1,005,577	(129,559)	876,018
Deferred income taxes	8,601	63,298	71,899
Other noncurrent liabilities	523,728	(712)	523,016
Long-term debt	3,065,440	—	3,065,440
Stockholders’ equity
Common Stock: $0.01 par value; 450,000,000 authorized shares; 265,224,958 shares issued and 264,787,572 outstanding	2,652	—	2,652
Additional paid-in capital	1,911,172	—	1,911,172
Treasury Stock, at cost, 437,386 shares	(5,297)	—	(5,297)
Retained deficit	(1,797,944)	172,975	(1,624,969)
Accumulated other comprehensive loss	(41,592)	—	(41,592)
Noncontrolling interest	57	—	57

Total stockholders’ equity	69,048	172,975	242,023

Total liabilities and stockholders’ equity	$4,672,394	$106,002	$4,778,396

SABRE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2014
	As Reported	(b) Divestiture in Travelocity Business	Pro Forma
Revenue	$2,229,286	$(244,011)	$1,985,275
Cost of revenue	1,399,919	(84,250)	1,315,669
Selling, general and administrative	575,413	(222,839)	352,574
Restructuring charges (adjustments)	2,325	(2,929)	(604)

Operating income	251,629	66,007	317,636
Other income (expense):
Interest expense, net	(167,332)	—	(167,332)
Loss on extinguishment of debt	(33,538)	—	(33,538)
Joint venture equity income	9,367	—	9,367
Other, net	760	(1,599)	(839)

Total other expense, net	(190,743)	(1,599)	(192,342)

Income from continuing operations before income taxes	60,886	64,408	125,294
Provision for income taxes	27,878	27,773	55,651

Income from continuing operations	33,008	36,635	69,643
Net income attributable to noncontrolling interests	2,168	—	2,168
Preferred stock dividends	11,381	—	11,381

Net income from continuing operations available to common shareholders	$19,459	$36,635	$56,094

Net income from continuing operations per share available to common shareholders:
Basic	$0.08	$0.16	$0.24
Diluted	$0.08	$0.15	$0.24
Weighted-average common shares outstanding:
Basic	229,405		229,405

Diluted	237,994		237,994

SABRE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share amounts)

	Year Ended December 31, 2013
	As Reported	(b) Divestiture in Travelocity Business	Pro Forma
Revenue	$3,049,525	$(525,979)	$2,523,546
Cost of revenue	1,904,850	(199,687)	1,705,163
Selling, general and administrative	792,929	(363,639)	429,290
Impairment	138,435	(138,435)	—
Restructuring charges	36,551	(28,388)	8,163

Operating income	176,760	204,170	380,930
Other income (expense):
Interest expense, net	(274,689)	—	(274,689)
Loss on extinguishment of debt	(12,181)	—	(12,181)
Joint venture equity income	12,350	—	12,350
Other, net	(6,724)	6,419	(305)

Total other expense, net	(281,244)	6,419	(274,825)

(Loss) income from continuing operations before income taxes	(104,484)	210,589	106,105
(Benefit) provision for income taxes	(14,029)	68,068	54,039

(Loss) income from continuing operations	(90,455)	142,521	52,066
Net income attributable to noncontrolling interests	2,863	—	2,863
Preferred stock dividends	36,704	—	36,704

Net (loss) income from continuing operations available to common shareholders	$(130,022)	$142,521	$12,499

Net (loss) income from continuing operations per share available to common shareholders:
Basic	$(0.73)	$0.80	$0.07
Diluted	$(0.73)	$0.80	$0.07
Weighted-average common shares outstanding:
Basic	178,125		178,125

Diluted	178,125		184,978

SABRE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in thousands, except per share amounts)

	Year Ended December 31, 2012
	As Reported	(b) Divestiture in Travelocity Business	Pro Forma
Revenue	$2,974,364	$(592,216)	$2,382,148
Cost of revenue	1,819,235	(244,049)	1,575,186
Selling, general and administrative	1,188,248	(394,954)	793,294
Impairment	573,180	(552,926)	20,254

Operating loss	(606,299)	599,713	(6,586)
Other income (expense):
Interest expense, net	(232,450)	—	(232,450)
Gain on sale of business	25,850	—	25,850
Joint venture equity income	(2,513)	—	(2,513)
Other, net	(1,385)	(5,250)	(6,635)

Total other expense, net	(210,498)	(5,250)	(215,748)

Loss from continuing operations before income taxes	(816,797)	594,463	(222,334)
Benefit for income taxes	(195,071)	188,164	(6,907)

Loss from continuing operations	(621,726)	406,299	(215,427)
Net (loss) income attributable to noncontrolling interests	(59,317)	60,836	1,519
Preferred stock dividends	34,583	—	34,583

Net loss from continuing operations available to common shareholders	$(596,992)	$345,463	$(251,529)

Net loss from continuing operations per share available to common shareholders:
Basic	$(3.37)	$1.95	$(1.42)
Diluted	$(3.37)	$1.95	$(1.42)
Weighted-average common shares outstanding:
Basic	177,206		177,206

Diluted	177,206		177,206

SABRE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except per share amounts)

	Year Ended December 31, 2011
	As Reported	(b) Divestiture in Travelocity Business	Pro Forma
Revenue	$2,855,961	$(603,515)	$2,252,446
Cost of revenue	1,736,041	(207,015)	1,529,026
Selling, general and administrative	806,435	(414,127)	392,308
Impairment	185,240	(185,240)	—

Operating income	128,245	202,867	331,112
Other income (expense):
Interest expense, net	(174,390)	—	(174,390)
Joint venture equity income	23,501	—	23,501
Other, net	1,156	(1,091)	65

Total other expense, net	(149,733)	(1,091)	(150,824)

(Loss) income from continuing operations before income taxes	(21,488)	201,776	180,288
Provision for income taxes	57,806	9,004	66,810

(Loss) income from continuing operations	(79,294)	192,772	113,478
Net loss attributable to noncontrolling interests	(36,681)	22,359	(14,322)
Preferred stock dividends	32,579	—	32,579

Net (loss) income from continuing operations available to common shareholders	$(75,192)	$170,413	$95,221

Net (loss) income from continuing operations per share available to common shareholders:
Basic	$(0.43)	$0.96	$0.54
Diluted	$(0.43)	$0.95	$0.52
Weighted-average common shares outstanding:
Basic	176,703		176,703

Diluted	176,703		181,889

SABRE CORPORATION

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Sale of Travelocity.com

On January 23, 2015, we announced the sale of our global online travel business operated under the Travelocity brand (“Travelocity.com”) to Expedia, Inc., pursuant to the terms of an Asset Purchase Agreement (the “Purchase Agreement”), dated January 23, 2015, by and among Sabre GLBL Inc. and Travelocity.com LP, and Expedia. The signing and closing of the Purchase Agreement occurred contemporaneously. Expedia purchased Travelocity.com pursuant to the Purchase Agreement for cash consideration of $280 million. The Purchase Agreement contains customary representations and warranties, covenants and indemnities for a transaction of this nature. We expect to utilize the cash proceeds for general corporate purposes.

As a result of the sale of Travelocity.com pursuant to the Purchase Agreement, the previously disclosed strategic marketing agreement, pursuant to which Expedia powered the technology platforms of Travelocity’s existing U.S. and Canadian websites, and the related put/call arrangement, pursuant to which Expedia could have acquired, or we could have sold to Expedia, assets relating to Travelocity.com, have been terminated.

Binding offer for lastminute.com

On December 16, 2014, we announced that we had received a binding offer from Bravofly Rumbo Group to acquire lastminute.com, the European portion of our Travelocity business. The transaction will be completed through the transfer of net liabilities and is expected to close during first quarter of 2015. We will not receive any cash proceeds or any other significant consideration in the transaction. We cannot provide any assurance that this transaction will occur on the terms described herein or at all.

Continuing Cash Flows

Our Travel Network business earns revenue from airlines for bookings transacted through our GDS. Historically, Travel Network recognized intersegment incentive consideration expense for bookings generated by our Travelocity business. Such costs are representative of costs incurred on a consolidated basis relating to Travel Network’s revenue from airlines for bookings transacted through our GDS. The acquirer of Travelocity.com has signed, and the acquirer of lastminute.com has committed to sign as part of its binding offer, a long term agreement with our Travel Network business to continue to utilize our GDS for bookings which will generate incentive consideration to be paid by us to the acquirers.

Pro Forma Adjustments

(a)	Represents adjustments to reflect the disposition of the assets and liabilities of the Travelocity segment associated with the transactions described above for $280 million in cash. We expect to use the cash proceeds for general corporate purposes. The net assets of Travelocity.com expected to be disposed of primarily include a tradename asset with a book value of $57 million. The net liabilities of lastminute.com expected to be disposed of primarily consist of negative working capital. The net decrease to retained deficit of $173 million represents the estimated after-tax gains of $143 million and $30 million, respectively, on the disposition of Travelocity.com and lastminute.com as if they occurred on September 30, 2014.

(b)	Represents adjustments to eliminate the direct operating results of the Travelocity segment as if the dispositions occurred on January 1, 2011. Selling, general and administrative expense adjustments include amounts historically reported in corporate costs that are directly related to the Travelocity segment and that will be eliminated post-closing of the transactions. Cost of revenue and selling, general and administrative adjustments exclude overhead costs that were previously allocated to the Travelocity segment but that will not be eliminated upon sale of the Travelocity segment. See also above “—Continuing Cash Flows.”